Exhibit 99.1

LanzaTech Founder to take on Advisory Role to Accelerate Extension of Core Technology

CHICAGO, Illinois, January 4, 2023 – LanzaTech NZ, Inc. (“LanzaTech”), an innovative Carbon Capture and Transformation (“CCT”) company that transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products that people use in their daily lives, announced today that the company’s Co-Founder, Dr. Sean Simpson, will transition to an advisory role, to support development and delivery of new strategic projects.

In early 2022, the company announced its intention to go public with special purpose acquisition company, AMCI Acquisition Corp. II. As the company embarks on this next stage of growth, Sean will advise LanzaTech CEO, Dr. Jennifer Holmgren, on ways to further develop the core platform and how it can be extended to multiple new sectors.

“The opportunities for a platform of this breadth are many,” said Dr. Simpson. “I am excited to take on a role where I can focus my energies on identifying and delivering new applications of LanzaTech’s process around the world.”

Dr. Simpson founded LanzaTech in 2005 with Dr. Richard Forster at a time when no one believed it was possible to use waste carbon emissions as a feedstock, nor leverage nature-based solutions for sustainable fuels and chemical production. During his time at LanzaTech, Sean has not only proved that his revolutionary ideas for using biology to convert pollution to products were sound, but he has seen the scale up of the company from a start-up in New Zealand to one with a global commercial footprint on the cusp of going public. Today, the LanzaTech process has been deployed in multiple places throughout the world and produces hundreds of thousands of tons of sustainable fuel and chemical products.

As part of this growth, Sean created and led a world class scientific team, including bringing on leaders Dr. Zara Summers, Vice President of Science and Dr. Michael Köpke, Vice President of Synthetic Biology. Dr Summers joined LanzaTech from ExxonMobil in 2022 and has spent her career working on biological solutions to support the energy transition. Dr. Michael Köpke, joined LanzaTech in 2009, and is a pioneer in the Synthetic Biology of carbon fixing microbes. Together, they lead LanzaTech’s strong Science and Synthetic Biology teams, responsible for LanzaTech’s genetic engineering, strain development, and fermentation programs.

“As a team, we have cracked the seemingly impossible task of using biology to transform some of the dirtiest gases on our planet. Thanks to the marriage of science and engineering, we have shown what is possible by taking waste carbon and transforming it into the things we use every day,” said Dr. Jennifer Holmgren, CEO of LanzaTech. “This is just the beginning of what Sean originally set out to do back in 2005, when he and co-founder Dr. Richard Forster started LanzaTech. As we enter the next stage of our journey as a company, I look forward to working closely with Sean as he helps us deliver new applications of our core technology.”

About LanzaTech

Headquartered in Skokie, Ill., LanzaTech transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more LanzaTech visit https://lanzatech.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Contacts:

Media Contact - LanzaTech

Freya Burton, Chief Sustainability Officer, LanzatechPR@icrinc.com

Investor Relations Contact - LanzaTech

Omar El-Sharkawy, Director, Corporate Development, LanzatechIR@icrnc.com